PFT (Putnam Funds Trust) Putnam Global Technology Fund Period ending 8/31/16

1.	Amendment to Bylaws dated as of April 22, 2016
Incorporated by reference to PostEffective Amendment No.
236 to the Registrants Registration Statement filed on June
27, 2016.

2.	SubManagement Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of March 24, 2016
Incorporated by reference to PostEffective Amendment No.
232 to the Registrants Registration Statement filed on March 29, 2016.